SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 13, 2006

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM

 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM

  5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL

OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 13, 2006, Kenneth Cole Productions, Inc. (the “Company”) announced that Joshua G. Schulman, 35, joined the Company as President, Kenneth Cole New York brand.

In connection with Mr. Schulman’s employment at Kenneth Cole Productions, Inc. he entered into a letter agreement (the “Letter Agreement”) with the Company.  The Letter Agreement provides that Mr. Schulman will receive the following benefits, among others: bi-weekly base salary of $19,230.77, eligibility to receive a target bonus award pursuant to the Company’s plan as defined by the Compensation committee of the Board of Directors (the “Committee”), health benefits and other post-retirement benefits as well as severance benefits, including continuation of salary for up to 12 months, upon involuntary termination from the Company.  In addition, the Letter Agreement entitles Mr. Schulman to a one time sign-on bonus of $150,000 and a first year guaranteed minimum bonus of $150,000.  The Company’s management has also agreed to recommend that the Committee award him restricted shares based on performance as defined by the Committee.

The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1 Press Release dated October 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: October 16, 2006

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Exhibit No.            Description

99.1

Press Release dated October 13, 2006

Company Contact:

Investor Relations Contact:

Meredith Paley

James R. Palczynski

V.P. Corporate Communications

Principal

Kenneth Cole Productions, Inc.

Integrated Corporate Relations, Inc.

(212) 830-7405

 (203) 682-8229

KENNETH COLE PRODUCTIONS, INC NAMES JOSHUA SCHULMAN AS PRESIDENT OF THE KENNETH COLE NEW YORK BRAND

NEW YORK, OCTOBER 13, 2006 – Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that it has appointed Joshua Schulman as the President of the Kenneth Cole New York brand. In this newly created position, Mr. Schulman will have primary responsibility for defining and executing the Kenneth Cole New York brand elevation strategy across all channels, all product categories and territories.  He will influence all aspects of the Kenneth Cole New York business including design direction, retail strategy, retail product mix, merchandising, merchandise planning, retail service model, supply chain, licensing, marketing, visual, store design, and public relations for the brand.  Josh will, as well, have direct responsibility for international retail.

Mr. Schulman has an accomplished background and most recently was at Gap Inc. where he concurrently held two roles as Managing Director/International Strategic Alliances for Gap Inc. and Senior Vice President/ International Product Development and Merchandising for Gap Brand.  In the first role, he was responsible for the international franchise/wholesale business unit for Gap and Banana Republic brands.  In addition, for Gap Brand, he also managed the product cycle for many of the international markets.

Previously, Josh spent 7 years at Gucci Group, first as Worldwide Director/ Women’s Ready to Wear for the Gucci brand and then as Executive Vice President/ Worldwide Merchandising and Wholesale for the Yves Saint Laurent brand (“YSL”).  In the later role, Josh served as the senior global merchant for 60 directly operated stores in Europe, Japan, Asia and America, as well as managing the link between design, product development and the commercial channels for all product categories including women’s and men’s ready to wear, footwear, handbags and leathergoods, and other accessories.   He also had full accountability for the wholesale channels including managing sales teams in Europe and America.  As part of the executive team at YSL, Josh was involved in all aspects of brand development during a time of repositioning and robust growth from 13 to 60 directly operated stores worldwide and 0 to 55 hard wholesale shops.  Prior to Gucci Group, Josh also held positions at Richard Tyler and Perry Ellis International.

Mr. Schulman will report to Kenneth Cole, the Chairman and Chief Executive Officer of Kenneth Cole Productions.  Mr. Cole said, “We are pleased with our progress as a company and we remain committed to repositioning our brands.  Josh Schulman is a terrific addition to our team.  He is an experienced leader who understands how to drive the businesses through creating compelling product and executing a coordinated retail and wholesale strategy with a comprehensive focus on brand elevation and integrity.  He brings exceptional experience in both luxury and specialty retailing and I look forward to working with him to improve all aspects of the Kenneth Cole New York brand.”

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